Exhibit 99.1

Contact:	Walt Standish, President and Chief Executive Officer
843.916.7813
Gary Austin, Executive Vice President and Chief Financial Officer
843.916.7806

Beach First Announces Second Quarter Earnings

Myrtle Beach, SC, July 28, 2008 – Beach First National Bancshares, Inc. (NASDAQ: BFNB) announced second quarter net income of $336,507 or $0.07 per diluted share. Year to date net income totaled $1,220,220 or $0.25 per diluted share.

Beach First continues to experience solid growth, despite a decline in net income in 2008. Total assets grew to $670 million, which represents an increase of 14.6 percent from June 30, 2007. Total deposits grew to $533 million, an increase of 16.4 percent from June 30, 2007.  Total portfolio loans grew to $553 million, a 24.3 percent increase over the June 30, 2007 figure.

“We are proud of our performance during one of the most challenging banking environments in the history of the Myrtle Beach and Hilton Head Island markets,” said Walt Standish, Beach First president and chief executive officer.  “The rapid decline in both interest rates and residential real estate values has negatively impacted our earnings. During the second quarter, we also absorbed the one-time costs related to a significant upgrade of our core processing software. This upgrade was needed to position the bank for future growth,” he said.

Standish added, “The decline in real estate values greatly affected credit quality throughout our markets. We have taken a conservative approach in identifying problem loans and maintaining reserves to weather any further deterioration. We maintain a healthy capital position and the real estate markets have shown signs of bottoming. Combined with a more stable interest rate environment, this should result in better performance for the remainder of the year,” Standish said.

Additional Second Quarter Highlights

•	Annualized return on average equity was 4.56 percent for the six months ended June 30, 2008, compared to 14.12 percent for the six months ended June 30, 2007.
•	Annualized return on average assets was 0.38 percent for the six months ended June 30, 2008, compared to 1.20 percent for the same period a year ago.
•	The net interest margin was 3.27 percent for the six months ended June 30, 2008, compared to 4.35 percent for the same period a year ago.
•	Book value per share stood at $10.96 per share at June 30, 2008, compared to $10.10 per share at June 30, 2007.

(M O R E)

Beach First Announces Earnings for Second Quarter 2008

Beach First National Bank is a $670 million financial institution headquartered in Myrtle Beach, South Carolina. In addition to its multi-state mortgage lending division, Beach First operates seven banking locations in Myrtle Beach, Surfside Beach, North Myrtle Beach, Pawleys Island, and Hilton Head Island, South Carolina, and offers a full line of banking products and services including NetTeller internet banking.  The company’s stock trades on the NASDAQ National Market under the symbol BFNB and the website is beachfirst.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, excessive loan losses, regulatory actions or changes and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  For a more detailed description of factors that could cause or contribute to such differences, please see our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Beach First National Bancshares, Inc. and Subsidiaries

Myrtle Beach, South Carolina

Consolidated Balance Sheets

	June 30,		December 31,
	2008	2007	2007
	(unaudited)	(unaudited)	(audited)
Assets
Cash and due from banks	$13,560,183	$6,592,898	$4,992,634
Federal funds sold and short-term investments	—	26,072,380	566,044
Investment securities	69,059,993	69,656,884	65,677,993

Portfolio loans, net of unearned	553,385,016	445,308,418	503,432,516
Allowance for loan losses (ALL)	(7,646,053)	(6,331,806)	(6,935,616)
Portfolio loans, net of ALL	545,738,963	438,976,612	496,496,900

Mortgage loans held for sale	6,528,090	12,073,613	6,475,619
Federal Reserve Bank stock	984,000	984,000	984,000
Federal Home Loan Bank stock	3,545,100	3,395,300	3,395,300
Premises and equipment, net	16,089,907	15,320,929	15,746,143
Cash value of life insurance	3,616,025	3,488,334	3,554,807
Investment in BFNB Trusts	310,000	310,000	310,000
Other assets	10,085,769	7,391,740	7,788,978
Total assets	$669,518,030	$584,262,690	$605,988,418
Liabilities and shareholders’ equity
Liabilities
Deposits
Noninterest bearing deposits	$37,345,807	$37,320,198	$33,138,936
Interest bearing deposits	495,927,217	420,950,438	431,059,409
Total deposits	533,273,024	458,270,636	464,198,345
Advances from Federal Home Loan Bank	55,000,000	55,000,000	55,000,000
Federal funds purchased and other borrowings	14,128,499	7,058,507	18,288,148
Junior subordinated debentures	10,310,000	10,310,000	10,310,000
Other liabilities	3,706,225	4,749,438	5,613,875
Total liabilities	616,417,748	535,388,581	553,410,368
Shareholders’ equity
Common stock, $1 par value; 10,000,000 shares authorized; 4,845,018 issued and outstanding at June 30, 2008, 4,836,916 at June 30, 2007, and 4,845,018 at December 31, 2007	4,845,018	4,836,916	4,845,018
Paid-in capital	29,503,751	29,050,951	29,494,912
Retained earnings	19,803,644	16,017,612	18,583,425
Accumulated other comprehensive loss	(1,052,131)	(1,031,370)	(345,305)
Total shareholders’ equity	53,100,282	48,874,109	52,578,050
Total liabilities and shareholders’ equity	$669,518,030	$584,262,690	$605,988,418

Consolidated Statements of Income

Beach First National Bancshares, Inc. and Subsidiaries

Myrtle Beach, South Carolina

	Six Months Ended June 30,		Three Months Ended June 30,
	2008	2007	2008	2007
Interest income
Interest and fees on loans	$19,463,997	$20,024,549	$9,304,543	$10,324,311
Investment securities	1,906,342	1,849,572	907,898	944,729
Fed funds sold and short term investments	86,885	144,570	15,283	72,093
Other	9,445	11,860	4,133	5,961
Total interest income	21,466,669	22,030,551	10,231,857	11,347,094

Interest expense
Deposits	9,659,697	9,199,762	4,562,572	4,732,478
Advances from the FHLB, federal funds purchased and other borrowings	1,452,282	1,188,302	709,347	651,344
Junior subordinated debentures	311,726	396,982	137,348	199,514
Total interest expense	11,423,705	10,785,046	5,409,267	5,583,336

Net interest income	10,042,964	11,245,505	4,822,590	5,763,758

Provision for loan losses	1,314,000	622,000	568,000	320,800
Net interest income after provision for possible loan losses	8,728,964	10,623,505	4,254,590	5,442,958

Noninterest income
Service fees on deposit accounts	209,477	278,023	55,433	142,535
Mortgage production related income	1,663,699	3,287,803	923,698	1,515,131
Merchant income	384,829	259,226	231,142	162,661
Income from cash value life insurance	72,583	74,416	39,056	37,657
Gain on sale of fixed asset	220	4,780	—	930
Other income	516,053	583,014	217,509	341,725
Total noninterest income	2,846,861	4,487,262	1,466,838	2,200,639

Noninterest expense
Salaries and wages	3,673,688	4,347,295	1,975,807	2,014,863
Employee benefits	799,853	807,422	398,645	406,516
Supplies and printing	104,916	93,086	52,649	41,904
Advertising and public relations	318,942	317,052	136,542	173,446
Professional fees	339,160	272,824	196,724	144,836
Depreciation and amortization	550,206	522,961	281,269	270,363
Occupancy	806,242	865,545	395,627	401,262
Data processing fees	636,525	353,062	450,225	181,605
Mortgage production related expenses	379,018	816,378	209,351	435,681
Merchant Processing	406,182	280,026	248,505	168,197
Other operating expenses	1,661,621	1,293,140	852,257	768,941
Total noninterest expenses	9,676,353	9,968,791	5,197,601	5,007,614

Income before income taxes	1,899,472	5,141,976	523,827	2,535,983

Income tax expense	679,252	1,831,159	187,320	937,550

Net income	$1,220,220	$3,310,817	$336,507	$1,698,433

Basic net income per common share	$0.25	$0.69	$0.07	$0.35
Diluted net income per common share	$0.25	$0.67	$0.07	$0.34
Weighted average common shares outstanding - basic	4,845,018	4,793,924	4,845,018	4,818,556
Weighted average common shares outstanding - diluted	4,914,943	4,949,533	4,904,199	4,967,124

Beach First National Bancshares, Inc. and Subsidiaries

Myrtle Beach, South Carolina

Summary Financial Data

(Unaudited)

	Six months	Six months	Three months	Three months
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Net Income	$1,220,220	$3,310,817	$336,507	$1,698,433
Average assets	644,435,195	549,867,459	654,199,617	562,138,555
Average equity	53,477,841	46,898,398	53,754,741	47,912,520
Average loans	537,617,439	442,197,589	548,767,543	455,738,148
End of period loans	559,913,106	457,382,031	559,913,106	457,382,031

Return on average assets	0.38%	1.20%	0.21%	1.21%
Return on average equity	4.56%	14.12%	2.50%	14.18%

Allowance for loan losses	$7,646,053	$6,331,806	$7,646,053	$6,331,806
Net charge-offs	603,563	178,246	441,907	161,085
Allowance for loan losses to total loans	1.37%	1.38%	1.37%	1.38%
Net charge-offs to average total loans (annualized)	0.23%	0.08%	0.32%	0.14%

Total nonperforming loans	$13,003,335	$1,431,960	$13,003,335	$1,431,960
Total other real estate owned	2,365,000	328,775	2,365,000	328,775
Total nonperforming assets	15,368,335	1,760,735	15,368,335	1,760,735
Nonperforming loans as a percent of total loans	2.32%	0.31%	2.32%	0.31%
Total nonperforming assets as a percent of total assets	2.30%	0.30%	2.30%	0.30%
Allowance for loan losses to nonperforming loans (coverage)	58.80%	442.18%	58.80%	442.18%

Interest rate spread	2.83%	3.79%	2.70%	3.75%
Net interest margin	3.27%	4.35%	3.09%	4.31%